UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022 (January 25, 2022)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UUUU	NYSE American
Common Shares	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2022, the Board of Directors (the “Board”) of Energy Fuels Inc. (the “Company”) approved the appointment of Ms. Ivy Estabrooke to serve as a director of the Company, such appointment to be effective as of January 25, 2022.

Ms. Estabrooke has not been appointed to any Board committees at this time. There are no arrangements or understandings between Ms. Estabrooke, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Estabrooke was selected as a director of the Company.

Ms. Estabrooke is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

No material plan, contract or arrangement (written or otherwise) to which Ms. Estabrooke is a party or a participant was entered into or materially amended in connection with her joining the Board, and Ms. Estabrooke did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees and equity awards payable to the Company’s directors.

The Board also approved the appointment of two new officers to the Company, effective January 25, 2022, including: the appointment of current Staff Attorney Ms. Julia Hoffmeier, Esq. as the Company’s Corporate Counsel & Assistant Corporate Secretary; and the appointment of current Controller Ms. Sarai Luksch, CPA as the Company’s Chief Accounting Officer and Controller.

Ms. Luksch, age 33, who served as the Company’s Controller from September 1, 2020 to the date of her new appointment, previously worked for Crimson Midstream, LLC, a provider of crude oil transportation and storage services, where she served as Controller and Manager of Financial Reporting. Prior to that time, she was a Senior Associate within the Transaction Services practice and an Experienced Associate within the Assurance practice at PricewaterhouseCoopers, LLP, and has audit experience within the rare earth mining industry. She also spent a year with Opportune, LLP, a privately held global business advisory firm specializing in the energy industry. Ms. Luksch holds a Dual Bachelor of Science degree in Business Administration with concentrations in International Business and Accounting, as well as a Master of Accountancy degree, all from the University of Denver.

There are no family relationships existing between Ms. Luksch and any executive officer or director of the Company. Ms. Luksch is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

There is no material plan, contract or arrangement (whether or not written) entered into between the Company and Ms. Luksch relating to her appointment as the Company’s Chief Accounting Officer and Controller, and, as of this Current Report, Ms. Luksch has not received any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with her appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: January 28, 2022	By:	/s/ David C. Frydenlund
David C. Frydenlund
Chief Financial Officer, General Counsel and Corporate Secretary